CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-46768) on Form S-8 of Eden Bioscience Corporation of our report dated March 18, 2009, on our audits of the consolidated balance sheets of Eden Bioscience Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the years then ended.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 18, 2009